CERTIFICATE
                         REGARDING AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                          CHURCHILL DOWNS INCORPORATED


         THIS CERTIFICATE is delivered pursuant to KRS 271B.10-070(4) together with the Restated Articles of Incorporation of Churchill Downs Incorporated. On behalf of Churchill Downs Incorporated, the undersigned states that the Restated Articles of Incorporation attached hereto contain an amendment to the Articles of Incorporation requiring shareholder approval and therefore, provides the information required by KRS 271B.10-060 as follows:

                                    ARTICLE I

         The name of the corporation is Churchill Downs Incorporated.

                                   ARTICLE II

         Article VII of the Articles of Incorporation of Churchill Downs Incorporated is amended to read in its entirety as follows:

                                   ARTICLE VII

                                  CAPITAL STOCK

                           The   corporation   shall  be   authorized  to  issue
                  50,000,000 shares of common stock of no par value (the "Common Stock"), and 250,000 shares of preferred stock of no par value in such series and with such rights, preferences and limitations, including voting rights, as the Board of Directors may determine (the "Preferred Stock").

                           A. The Common  Stock.  Shares of the Common Stock may
                  be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

                           B. The Preferred Stock.

                                    1. Shares of the Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors of the corporation. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends (if any) thereon shall be cumulative, if made cumulative. The relative preferences,

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                  participating,  optional and other special rights of each such series, and limitations thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors of the corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of the
                  Preferred  Stock,  the  designation,   relative   preferences,
                  participating,   optional   and  other   special   rights  and
                  limitations  thereof,  if any, of such series,  including  but
                  without   limiting  the  generality  of  the  foregoing,   the
                  following:

                                   [a]   The distinctive designation of, and the
                  number of shares of the Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                                   [b]    The rate and times at which, and the
                  terms and conditions upon which dividends, if any, on shares of the series may be paid, the extent of preference or relation, if any, of such dividend to the dividends payable on any other class or classes of stock of the corporation, or on any series of the Preferred Stock or of any other class of stock of the corporation, and whether such dividends shall be cumulative or non-cumulative;

                                   [c]   The right, if any, of the holders of
                  shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of the corporation, or of any series of the Preferred Stock and the terms and conditions of such conversion or exchange;

                                   [d]   Whether shares of the series shall be
                  subject to redemption and the redemption price or prices and the time or times at which, and the terms and conditions upon which shares of the series may be redeemed;

                                   [e]   The rights, if any, of the holders of
                  shares  of  the   series   upon   voluntary   or   involuntary
                  liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the corporation;

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                                   [f]   The terms of the sinking fund or
                  redemption or purchase account, if any, to be provided for shares of the series; and

                                   [g]   The voting powers, if any, of the
                  holders of shares of the series which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series of the Preferred Stock as a class, to vote more or less than one vote per share on any or all matters voted upon by the stockholders and to elect one or more directors of the corporation in the event there shall have been a default in the payment of dividends on any one or more series of the Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may fix.

                           C.  Other Provisions.

                                    1. The relative preferences, rights and limitations of each Series of Preferred Stock in relation to the preferences, rights and limitations of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this
                  Article VII, and the consent by class or series vote or otherwise, of the holders of the Preferred Stock of such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other Series of Preferred Stock.

                                    2. Subject to the provisions of Subparagraph
                  1 of this Paragraph C, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.


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                                   ARTICLE III

         The amendment to the Articles of Incorporation does not provide for an exchange, reclassification or cancellation of issued shares.

                                   ARTICLE IV

         The amendment to the Articles of Incorporation was adopted by the vote of the shareholders of Churchill Downs Incorporated at the Annual Meeting of Shareholders held on June 17, 1999.

                                   ARTICLES V

         At the June 17, 1999 Annual Meeting of Shareholders of Churchill Downs Incorporated, 7,525,041 shares of Churchill Downs Incorporated common stock were outstanding and entitled to vote upon all matters presented to the meeting, including adoption of the amendment. No other voting groups exist. A total of 6,306,277 shares of the common capital stock of Churchill Downs Incorporated were represented at the meeting and a total of 5,832,957 votes were cast for adoption of the amendment to the Articles of Incorporation of Churchill Downs Incorporated, which number is sufficient for approval of the amendment to the Articles of Incorporation.

                  Executed this ____ day of July, 1999.

                                         CHURCHILL DOWNS INCORPORATED



                                         ---------------------------------------
                                         Rebecca C. Reed, Senior Vice President,
                                         General Counsel and Secretary

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


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                         OF CHURCHILL DOWNS INCORPORATED

                                   ARTICLE I

                                      NAME

         The name of the corporation shall be Churchill Downs Incorporated.

                                   ARTICLE II

                               PURPOSE AND POWERS

         The nature of the business to be conducted by the corporation and its objects and purposes shall be the improvement of livestock, particularly thoroughbred horses, by giving exhibitions of contests of speed and races between horses for premiums, purses and other awards. In the furtherance and in the accomplishment of the objects and purposes enumerated, the corporation shall have the power to establish, maintain, purchase or otherwise acquire suitable race tracks located in or without the Commonwealth of Kentucky, with all necessary buildings and improvements and land for the purpose of establishing race tracks; to give or conduct on said race tracks public exhibitions of speed or races between horses for premiums, purses and other awards made up from fees or otherwise, and to charge the public for admission thereto and to the said race tracks; to engage in the registering of bets on exhibitions of speed or races at paid race tracks and premises in such manner as may be authorized or permitted by law; to operate restaurant, cafes, lunch counters and stands for the sale of food and other refreshments to persons on said premises; to purchase and hold title to such real estate as may be necessary or deemed to be necessary to fully carry out the several purposes for which the corporation is formed; to borrow money and give security therefor; to acquire, hold, mortgage, pledge or dispose of the shares, bonds, securities and other evidences of indebtedness of any domestic or foreign corporation and the securities issued by the corporation and the securities issued by the United States or by the Commonwealth of Kentucky or any governmental subdivision thereof to adopt through its Board of Directors a corporate seal and to alter name at the pleasure of the Board of Directors; to make bylaws through its Board of Directors not inconsistent with the law; and to transact any or all lawful business for which corporations may be incorporated.

         The corporation shall have the power to purchase shares of the capital stock of the corporation to the extent of unreserved and unrestricted earned surplus and capital surplus of the corporation.

                                   ARTICLE III

                                    DURATION

         The corporation shall have perpetual existence.


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                                   ARTICLE IV

                           REGISTERED OFFICE AND AGENT

         Until otherwise designated as provided by law, the location and Post Office address of the registered office of the corporation and its principal place of business shall be:

                               700 Central Avenue
                           Louisville, Kentucky 40208

                                    ARTICLE V

                                REGISTERED AGENT

         Until otherwise designated as provided by law, the name and Post Office address of the authorized agent of the corporation upon whom process shall be served shall be:

                                 Rebecca C. Reed
                               700 Central Avenue
                           Louisville, Kentucky 40208

                                   ARTICLE VI

                                 DEBT LIMITATION

         There shall be no limit on the amount of indebtedness which the corporation may incur.

                                   ARTICLE VII

                                  CAPITAL STOCK

         The corporation shall be authorized to issue 50,000,000 shares of common stock of no par value (the "Common Stock"), and 250,000 shares of preferred stock of no par value in such series and with such rights, preferences and limitations, including voting rights, as the Board of Directors may determine (the "Preferred Stock").

         A. The Common Stock. Shares of the Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

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

         B. The Preferred Stock.

                  1. Shares of the Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors of the corporation. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends
(if  any) thereon shall  be  cumulative,  if   made  cumulative.  The relative
preferences, participating, optional and other special rights of each such series, and limitations thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors of the corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of the Preferred Stock, the designation, relative preferences, participating, optional and other special rights and limitations thereof, if any, of such series, including but without limiting the generality of the foregoing, the following:

                           [a] The distinctive designation of, and the number of
shares of the Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                           [b] The rate  and times  at which, and the  terms and
conditions upon which dividends, if any, on shares of the series may be paid, the extent of preference or relation, if any, of such dividend to the dividends payable on any other class or classes of stock of the corporation, or on any series of the Preferred Stock or of any other class of stock of the corporation, and whether such dividends shall be cumulative or non-cumulative;

                           [c] The  right, if  any, of the  holders of shares of
the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of the corporation, or of any series of the Preferred Stock and the terms and conditions of such conversion or exchange;

                           [d] Whether shares of the series shall be subject to
redemption and the redemption price or prices and the time or times at which, and the terms and conditions upon which shares of the series may be redeemed;

                           [e] The  rights, if any, of  the holders of shares of
the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the corporation;

                           [f] The  terms  of  the sinking fund or redemption or
purchase account, if any, to be provided for shares of the series; and

                           [g] The  voting  powers, if any, of  the holders  of
shares of the series which may,without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series of the Preferred Stock as a class, to vote more or less than one vote per share on

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

any or all matters voted upon by the stockholders and to elect one or more directors of the corporation in the event there shall have been a default in the payment of dividends on any one or more series of the Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may fix.

         C.       Other Provisions.

                  1. The relative preferences, rights and limitations of each Series of Preferred Stock in relation to the preferences, rights and limitations of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this Article VII, and the consent by class or series vote or otherwise, of the holders of the Preferred Stock of such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other Series of Preferred Stock.

                  2. Subject to the provisions of Subparagraph 1 of this Paragraph C, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

                                  ARTICLE VIII

                          VOTING RIGHTS OF COMMON STOCK

         In stockholders' meetings each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in his name on the books of the corporation, except that in the election of directors, each holder of Common Stock shall have as many votes as results from multiplying the number of shares held by him by the number of directors to be elected. Such votes may be divided among the total number of directors to be elected or distributed among any lesser number in such proportion as the holder may determine.

         The presence in person or by proxy of the holders of a majority of the outstanding Common Stock of the corporation shall constitute a quorum at all stockholders' meetings.

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                                   ARTICLE IX

                                PREEMPTIVE RIGHTS

         No holder of any shares of Common Stock of the corporation, whether now or hereafter authorized, issued or outstanding, shall be entitled to a preemptive right to acquire unissued or treasury shares or securities convertible into such shares or carrying a right to subscribe to or acquire shares or any rights or options to purchase shares of the corporation.

                                    ARTICLE X

                                    DIRECTORS

         The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than nine (9) nor more than twenty-five (25) directors, the exact number of directors to be determined by affirmative vote of a majority of the entire Board of Directors except that at the time this new Articles X is adopted, the number of directors shall be fixed at seventeen (17). The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors.

         At the 1984 annual meeting of stockholders, the seventeen (17) directors elected will not be elected to a specific class of directors. Following the 1984 annual meeting of stockholders, the Board of Directors will initially determine which directors will be designated and serve as Class I, Class II and Class III directors, respectively. Upon such determination by the Board of Directors, Class I directors shall serve for a one-year term expiring in 1985. Class II directors for a two-year term expiring in 1986, and Class III directors for a three-year term expiring in 1987. At each succeeding annual meeting of Stockholders beginning in 1985, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

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         Notwithstanding the foregoing,  whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article X unless expressly provided by such terms.

         Any director or the entire Board of Directors may be removed from office without cause by the affirmative vote of eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the corporation, voting together as a single class; provided, however, that no individual director shall be removed without cause (unless the Board of Directors or the class of directors of which he is a member be removed) in case the votes cast against such removal would be sufficient, if voted cumulatively for such director, to elect him to the class of directors of which he is a member.

         Notwithstanding any other provision of these Articles or the bylaws of the corporation and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Articles or the bylaws of the corporation, the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article X, unless such action has been previously approved by a three-fourths vote of the whole Board of Directors.

                                   ARTICLE XI

                        ELIMINATION OF DIRECTOR LIABILITY

         No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for a breach of his duties as a director except for liability:

                  [a] For any transaction in which the director's personal financial interest is in conflict with the financial interest of the corporation or its stockholders;

                  [b] For acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law;

                  [c] For distributions made in violation of the Kentucky Revised Statutes; or

                  [d] For any transaction from which the director derives an improper personal benefit.

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         If the  Kentucky  Revised  Statutes are amended  after  approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Kentucky Revised Statutes, as so amended. Any repeal or modification of this Article XI by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE XII

                         SPECIAL MEETING OF SHAREHOLDERS

         Special meetings of the shareholders of the corporation may be called only by:

                  [a]      The Board of Directors; or

                  [b] The holders of not less than sixty-six and two-thirds percent (66 2/3%) of all shares entitled to cast votes on any issue proposed to be considered at the proposed special meeting upon such holders signing, dating and delivering to the corporation's Secretary one or more written demands for the meeting, including a description of the purpose or purposes for which the meeting is to be held.

               SERIES DESIGNATION FOR SERIES 1998 PREFERRED STOCK

         I. Designation and Number of Shares. This series of the Preferred Stock shall be designated as "Series 1998 Preferred Stock" (the "Series 1998 Preferred Stock"). The number of shares initially issuable as the Series 1998 Preferred Stock shall be 11,300; provided, however, that, if more than a total of 11,300 shares of Series 1998 Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement dated as of March 19, 1998, between the Corporation and Bank of Louisville, as Rights Agent (the "Rights Agreement"), the Board of Directors of the Corporation, shall, if then permitted by the Kentucky Business Corporation Act, direct by resolution or resolutions that Articles of Amendment of the Articles of Incorporation of the Corporation be properly executed and filed with the Secretary of State of Kentucky providing for the total number of shares issuable as Series 1998 Preferred Stock to be increased (to the extent that the Articles of Incorporation then permit) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

         II.      Dividends or Distributions.

                  (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series 1998 Preferred Stock with respect to dividends, the holders of shares of the Series 1998 Preferred Stock shall be entitled to receive, when, as and if declared by

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the Board of Directors,  out of the assets of the Corporation  legally available therefor, (i) annual dividends payable in cash on January 15 of each year, or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as an "Annual Dividend Payment Date"), commencing on the first Annual Dividend Payment Date after the first issuance of a share or a fraction of a share of Series 1998 Preferred Stock, in the amount of $.01 per whole share (rounded to the nearest cent), less the amount of all cash dividends declared on the Series 1998 Preferred Stock pursuant to the following clause (ii) since the immediately preceding Annual Dividend Payment Date or, with respect to the first Annual Dividend Payment Date, since the first issuance of any share or fraction of a share of Series 1998 Preferred Stock (the total of which shall not, in any event, be less than zero) and (ii) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of non-cash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series 1998 Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. As used herein, the "Formula Number" shall be 1,000; provided, however, that, if at any time after
March 19, 1998, excluding, however, the two-for-one stock split or stock dividend declared by the Corporation on March 19, 1998, the Corporation shall
(x) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock,
(y) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (z) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and, provided further, that, if at any time after March 19, 1998, the Corporation shall issue any shares of its capital
stock  in  a  merger,  share  exchange,  reclassification,   or  change  of  the
outstanding shares of Common Stock, then, in each such event, the Formula Number shall be appropriately adjusted to reflect such merger, share exchange, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, share exchange, reclassification or change.

                  (b) The Corporation shall declare a dividend or distribution on the Series 1998 Preferred Stock as provided in Section II(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Annual Dividend Payment Date and the next subsequent Annual Dividend Payment Date, a dividend of

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$.01 per share on the Series 1998 Preferred Stock shall  nevertheless be payable on such subsequent Annual Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series 1998 Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series 1998 Preferred Stock from and after the Annual Dividend Payment Date next preceding the date of original issue of such shares of Series 1998 Preferred Stock; provided, however, that dividends on such shares that are originally issued after the record date for the determination of holders of shares of Series 1998 Preferred Stock entitled to receive an annual dividend and on or prior to the next succeeding Annual Dividend Payment Date shall begin to accrue and be cumulative from and after such Annual Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series 1998 Preferred Stock that are originally issued prior to the record date for the determination of holders of shares of Series 1998 Preferred Stock entitled to receive an annual dividend on the first Annual Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series 1998 Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding and entitled to receive such dividends.

                  (d) So long as any shares of the Series 1998 Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock, unless, in each case, the dividend required by this Section II to be declared on the Series 1998 Preferred Stock shall have been declared and paid.

                  (e) The holders of the shares of Series 1998 Preferred Stock shall not be entitled to receive any dividends or other distributions, except as provided herein.

          III. Voting Rights. The holders of shares of Series 1998 Preferred Stock shall have the following voting rights:

                  (a) Each holder of Series 1998 Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each whole share of Series 1998 Preferred Stock held of record on each matter on which holders of the Common Stock or shareholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of the Common Stock or shareholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

                  (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series 1998 Preferred Stock and the holders of shares


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of Common  Stock  shall vote  together as one voting  group for the  election of directors of the Corporation and on all other matters submitted to a vote of shareholders of the Corporation.

                   (c) If, at the time of any annual meeting of shareholders for the election of directors, the equivalent of two annual dividends (whether or not consecutive) payable on any share or shares of Series 1998 Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the  holders  of  Common  Stock  for the  election  of  other  directors  of the
Corporation, the holders of record of the Series 1998 Preferred Stock, voting separately as a voting group to the exclusion of the holders of Common Stock, shall be entitled at said meeting of shareholders (and at each subsequent annual meeting of shareholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series 1998 Preferred Stock being entitled to cast a number of votes per whole share of Series 1998 Preferred Stock equal to the Formula Number. Until the default in payments of all dividends that permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of Series 1998 Preferred Stock at the time entitled to cast such number of votes as are required by law for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled only by the vote of such holders. If and when such default shall cease to exist, the holders of the Series 1998 Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate to the extent permitted by law, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section III(c) shall be in addition to any other voting rights granted to the holders of the Series 1998 Preferred Stock in this
Section III.

                  (d) Except as provided herein, in Section XI or by applicable law, holders of Series 1998 Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

         IV.      Certain Restrictions.

                  (a) Whenever annual dividends or other dividends or distributions payable on the Series 1998 Preferred Stock as provided in Section II are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series 1998 Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                           (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 1998 Preferred Stock;

                           (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the


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         Series 1998  Preferred  Stock,  except  dividends  paid  ratably on the
         Series 1998 Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series l998 Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series 1998 Preferred Stock; or

                           (iv) purchase or otherwise acquire for consideration any shares of Series 1998 Preferred Stock, or any shares of stock ranking on a parity with the Series 1998 Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section IV, purchase or otherwise acquire such shares at such time and in such manner.

         V. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 1998 Preferred Stock, unless, prior thereto, the holders of shares of Series 1998 Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $.01 per whole share or
(ii) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 1998 Preferred Stock, except distributions made ratably on the Series 1998 Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

         VI. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then, in any such case, the then outstanding shares of Series 1998 Preferred Stock shall at the same time be similarly exchanged or changed into an amount per whole share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both


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this Section VI and Section II appear to apply to a transaction, this Section VI will control.

         VII.     No Redemption; No Sinking Fund.

                  (a) The shares of Series 1998 Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series 1998 Preferred Stock; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series 1998 Preferred Stock in the open market or by offer to any holder or holders of shares of Series 1998 Preferred Stock.

                  (b) The shares of Series 1998 Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

         VIII. Ranking. The Series 1998 Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

         IX. Fractional Shares. The Series 1998 Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one-thousandth (1/1,000) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and have the benefit of all other rights of holders of Series 1998 Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series 1998 Preferred Stock, may elect (a) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one-thousandth (1/1,000) of a share or any integral multiple thereof or (b) to issue depository receipts evidencing such authorized fraction of a share of Series 1998 Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series 1998 Preferred Stock.

         X. Reacquired Shares. Any shares of Series 1998 Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without par value, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.

         XI. Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series 1998 Preferred Stock as provided herein or in the Articles of Incorporation shall be amended in any manner that would alter or change the powers, preferences, rights or privileges of the holders of Series 1998 Preferred Stock so as to affect such holders adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series 1998 Preferred Stock, voting as a separate voting group; provided, however, that no such amendment approved by the holders of at least 66-2/3% of the outstanding shares of Series 1998 Preferred

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Stock shall be deemed to apply to the powers, preferences,  rights or privileges of any holder of shares of Series 1998 Preferred Stock originally issued upon exercise of a Right after the time of such approval without the approval of such holder.

           RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS ELECTING THAT
         THE CORPORATION BE SUBJECT GENERALLY, WITHOUT QUALIFICATION OR
               LIMITATION, TO THE REQUIREMENTS OF KRS 271B.12-210.

         WHEREAS, there may be uncertainty as to whether the provisions of the Kentucky Business Combinations statute, KRS 271B.12-210 to 271B.12-230, apply to the Corporation by virtue of the provisions of KRS 271B.12-220(4)(a) and pursuant to the provisions of that subsection, the Board of Directors of the Corporation desires to elect by resolution, adopted by all of the continuing directors of the Corporation, to be subject generally, without qualification or limitation, to the requirements of KRS 271B.12-210;

         RESOLVED, that the Corporation be subject generally, without qualification or limitation, to the requirements of KRS 271B.12-210 and the officers of the Corporation are hereby authorized and directed to take any and all actions necessary or appropriate to give effect to this resolution, including, without limitation, making any filings required by statute or regulation, including filing articles of amendment to the articles of incorporation of the Corporation including a copy of this resolution making this election;

         RESOLVED, that any and all actions heretofore taken by the officers of the Corporation in connection with the above resolution, in the name of or on behalf of the Corporation, be and hereby are approved, ratified and confirmed.

         It is hereby certified that on this date I am the duly elected and qualified Senior Vice President, General Counsel and Secretary of Churchill Downs Incorporated and that on the 17th day of June, 1999, the foregoing Restated Articles of Incorporation of the corporation were amended to amend provisions of the foregoing Article VII thereto, in the manner as set forth in the Certificate delivered herewith and that the foregoing Restated Articles of Incorporation were approved by action of the Board of Directors.


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                                         CHURCHILL DOWNS INCORPORATED



                                         ------------------------------------
                                         Rebecca C. Reed, Senior Vice President,
                                         General Counsel and Secretary

                                      108